EXHIBIT 10.1

AMENDED AND RESTATED SETTLEMENT AGREEMENT AND RELEASE

This Amended and Restated Settlement Agreement and Release (the “Settlement Agreement”) is entered into this 20th day of June, 2011, by ZAP, a California corporation (“ZAP”), Steven Schneider (“Schneider”), and Peter Scholl, an individual (“Scholl”). ZAP, Schneider and Scholl are sometimes referred to collectively herein as the “Parties” and each a “Party.”

WITNESSETH:
WHEREAS, Scholl was and is a director of ZAP and entered into an agreement with ZAP dated as of January 15, 2010 (the “ZAP Director Agreement”);
WHEREAS, Scholl and ZAP have different interpretations of ZAP’s obligation to compensate Scholl pursuant to the ZAP Director Agreement;
WHEREAS, ZAP and Scholl entered into a Settlement Agreement and Mutual Release dated May 20, 2011 (the “Previous Settlement Agreement”) in order to resolve all claims, potential claims, and disputes arising out of or related to the facts, events, transactions or acts related to the ZAP Director Agreement; and
WHEREAS, ZAP and Scholl desire to amend and restate the Previous Settlement Agreement pursuant to this Settlement Agreement in order to clarify certain matters relating to the release of claims that was erroneously omitted in the Previous Settlement Agreement.

AGREEMENT
Now, therefore, for valuable consideration, and in consideration of the mutual agreements set forth herein, the Parties hereby agree to amend and restate the Previous Settlement Agreement in its entirety as set forth in this Settlement Agreement and agree as follows:

1.           SETTLEMENT PAYMENT
1.1         Cash Compensation.  ZAP shall pay Scholl $56,500 (“Settlement Payment”).  The Parties agree that ZAP paid Scholl $5,000 of the Settlement Payment on May 20, 2011.  The remainder of the Settlement Payment will be made in the following installments:
1.           $15,000 on June 20, 2011;
2.           $18,000 on July 15, 2011; and
3.           $18,500 on August 15, 2011.

Each installment shall be made at 12:00 PM, each day, and shall be delivered to Scholl in the form of cash or a cashier’s check.  The releases contained herein will not be deemed final until the final installment payment is made.
1.2           Stock Compensation
In the event that any of the 114,000 options to purchase common stock of ZAP previously granted to Scholl are not currently vested, those unvested stock options shall accelerate and be fully vested as of the date hereof.  The term of the option will be extended until 12 months from the date hereof, and shall contain a net exercise provision.
In addition, Schneider shall transfer 300,000 warrants (with a strike price of $0.91 per share) from his personal holdings (the “Settlement Warrants”). Schneider shall begin the transfer of the Settlement Warrants to an account designated by Scholl no later than fourteen (14) days after date hereof.
3.           RELEASES
3.1           Release of ZAP. Scholl hereby releases, remises and forever discharges ZAP, its predecessors, successors, assigns, transferees, agents, partners, shareholders, attorneys, legal advisors, officers, directors, and employees, from any and all claims, demands, causes of action, obligations, damages, and liabilities of any kind or nature, known or unknown (collectively, “Claims” and each individually, a “Claim”), including, but not limited to, any and all Claims arising out of or in connection with the ZAP Director Agreement, or any other Claim or Claims Scholl has or may have against ZAP whatsoever from the beginning of time to and including the date hereof.

3.2           No Admission; Assistance of Legal Counsel.  It is understood and agreed by the Parties that the above releases are a compromise and are not to be construed as an admission of any liability or wrongdoing on the part of any party hereto. It is further understood and agreed that the above releases have been arrived at after bargaining and negotiation, with the advice and assistance of legal counsel as set forth below, and represent a final, mutually agreeable compromise between the Parties hereto.

3.3           Lack of Transfer of Claims.  Scholl hereto represents and warrants that he has not heretofore transferred or conveyed directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, any Claim which is, or may be, subject to the provisions of paragraph 3.1 hereof.

3.4           Full and Final Release.  Scholl intends and agrees that the waivers and releases provided for in this Settlement Agreement shall be effective as a full and final accord and satisfaction and release of all Claims described in this Settlement Agreement, or related to the Agreements, which have accrued on or before the date of this Settlement Agreement. Scholl further acknowledges and agrees that he has been advised by legal counsel as to the legal effect of this Settlement Agreement and, with full knowledge and understanding of the consequences thereof, hereby expressly waives and relinquishes any and all rights and benefits which he may have under any statute or common law principal that may limit the effect of a release to claims which the party does not know or suspect to expire at the time of executing the release. Without limiting the generality of the foregoing, Scholl further acknowledges and agrees and it is aware that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to the subject matter of this paragraph 3.4, and hereby acknowledges and agrees that it is his express intention fully, finally and forever to settle and release all of the matters which are the subject of the waiver and release provided for in paragraph 3.1 above and that, in furtherance of such acknowledgment, agreement and intention, the waiver and release provided for herein by Scholl shall be and remain in full force and effect as a full and complete waiver and release of all matters waived and released by Scholl pursuant hereto notwithstanding the discovery hereafter of the existence of any additional or different facts existing as of the date of this Settlement Agreement or thereafter.

3.5           Unknown Claims. The Parties understand that Section 1542 of the California Civil Code provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

In connection with the release set forth in this paragraph 3.5, Scholl hereby expressly waives and relinquishes every present or future right or benefit he, they or it has, or may have, under Section 1542 of the California Civil Code and/or any similar law, statute, provision or policy to the fullest extent permitted by law. The matters referenced in paragraphs 3.1, 3.4 and this paragraph 3.5 constitute the “Released Matters” under this Settlement Agreement.

3.7           Covenant Not to Sue; Defense.  Except as necessary to enforce this Settlement Agreement, Scholl covenants, represents, and warrants he will forever refrain from instituting, pursuing or in any way aiding or assisting in the filing or prosecution of any claims released by this Settlement Agreement and/or the Released Matters and that this Settlement Agreement may be pleaded as a full and complete defense to any Claims which may be brought by or on behalf of Scholl or his affiliates, successors or assigns, relating to any action, claim, proceeding, right or demand released by this Settlement Agreement and/or the Released Matters.

3.8           Compromise. ZAP and Scholl acknowledge that this Settlement Agreement constitutes a compromise to terminate a disputed claim.

3.9           No Admissions. Neither the execution nor delivery of this Settlement Agreement nor any statement contained in this Settlement Agreement shall express, imply or admit any liability, obligation, wrongdoing, whether by action or omission to act, by any of the parties.

4.             FUTURE LITIGATION.
i.           Each of the Parties, for itself and on behalf of any and all of its respective predecessors, successors, assigns or attorneys, hereby covenants and agrees that it will not, directly or indirectly, commence, institute, prosecute, or maintain in any manner whatsoever, any lawsuit, action or other proceeding in law, equity or otherwise, which in any way arises out of or is related to the claims waived and released pursuant to this Settlement Agreement or which seeks to rescind, terminate, invalidate or set aside this Settlement Agreement (or any of the provisions hereof) for any reason whatsoever.

ii.           Should any Party or any successor, assign, or attorney of such Party, bring any action or proceeding in violation of this Sett1ement Agreement, the Party defending or otherwise responding to any such action or proceeding shall be entitled to recover all reasonable costs, expenses and attorneys’ fees actually incurred by such party in connection therewith. Similarly, in any action filed to enforce the terms of this Settlement Agreement, the prevailing party shall be entitled to recover all reasonable costs, expenses and attorneys fees actually incurred by such Party in connection therewith.

iii.           This Settlement Agreement shall be deemed to have been made and delivered in California, and shall be governed as to the validity, interpretation, construction, effect and in all other respects by the internal laws of the State of California. Each Party acknowledges and agrees that any and all legal suits, actions or proceedings brought to enforce the terms of this Settlement Agreement shall be instituted exclusively in the California Superior Court, County of Los Angeles or in the United States District Court for the Central District of California. Each Party waives any objection which it may have to the venue of such suit, action or proceedings and irrevocably consents to the jurisdiction of the California Superior Court, County of Los Angeles or the United States District Court for the Central District of California in any such suit, action or proceeding.

iv.           The Parties specifically acknowledge and agree that monetary damages are an inadequate remedy for breach or a threat of breach of this Settlement Agreement. In this regard, the parties hereto understand, acknowledge and agree that the rights and obligations of the Parties hereto shall, to the fullest extent allowed by law, be enforceable by specific performance, injunction or other equitable remedies; provided, however, that nothing contained in this paragraph is intended to, or shall, limit or affect any rights or remedies of the parties hereto at law, by statute or otherwise, it being the sale intention of the Parties hereto to make clear their intention that this Settlement Agreement may, to the extent allowed by law, be enforceable in equity as well as at law, by statute or otherwise.

5.           SUCCESSORS AND ASSIGNS.
This Settlement Agreement together with the releases herein contained, shall be binding upon and inure to the benefit of the heirs, executors, administrators, personal representatives, successors in interest, and assignees of the respective Parties.

6.           ENTIRE AGREEMENT.
This Settlement Agreement amends and restates in its entirety the Prior Settlement Agreement and contains the entire agreement and understanding concerning the subject matter hereof between the Parties and supersedes and replaces all prior negotiations, proposed agreements and agreements, written or oral.  Each of the Parties hereto acknowledges and represents that they have not made, nor have their respective agents or attorneys made, any promise, representation, or warranty whatsoever, express or implied, not contained herein concerning the subject matter hereof, to induce any other party to execute this Settlement Agreement, and acknowledges and warrants that he, she, or it is not executing this Settlement Agreement in reliance on any promise, representation, or warranty not contained herein.

7.           AMENDMENTS AND MODIFICATIONS.
This Settlement Agreement may not be amended or modified other than by an instrument in writing, signed by the Party against whom enforcement of the amendment or modification is sought.

8.           TIME OF ESSENCE.
The Parties agree that time is of the essence with respect to the performance of each and every obligation and condition of this Settlement Agreement.

9.           NO WAIVER.
A waiver by a Party of a breach of any of the terms of this Settlement Agreement shall not be construed as a waiver of any succeeding breach of the same or any other term of this Settlement Agreement.

10.           GOVERNING LAW; VENUE.
This Settlement Agreement is to be governed by, and construed in accordance with, the laws of the State of California.  Any action arising out of or relating to this Settlement Agreement shall be brought in a court of competent jurisdiction located in the County of Sonoma, State of California.

11.           ATTORNEYS’ FEES.
In the event any litigation or other proceeding is brought to enforce the terms of this Settlement Agreement, or in the event of any litigation or other proceeding involving, arising out of, or in connection with this Settlement Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, expenses and costs.

12.           FURTHER DOCUMENTS.
The Parties agree to execute promptly all additional documents necessary to complete and document this Settlement Agreement.

13.           REPRESENTATIONS AND WARRANTIES.
Each of the Parties to this Settlement Agreement represents, warrants and agrees as follows:
i.           This Settlement Agreement in all respects has been voluntarily and knowingly executed by such Party.

ii.           Such Party has had an opportunity to seek and has sought legal advice from legal counsel of such party’s choice with respect to the advisability of executing this Settlement Agreement.
iii.           Such Party has made such investigation of the facts pertaining to this Settlement Agreement as such party deems necessary.
iv.           The terms of this Settlement Agreement are the result of negotiations among the Parties and are entered into in good faith by the parties in accordance with California law.
v.           This Settlement Agreement has been carefully read by such Party and the contents hereof are known and understood by such party.
vi.           Such Party has not heretofore assigned or transferred any matter released by this Settlement Agreement or any part or portion thereof.  Such Party agrees to indemnify and hold harmless the other Party or Parties from any claims resulting from any such assignment or transfer by such Party, or asserted by any assignee or transferee from such Party.

14.           SEVERABILITY OF PROVISIONS.
If any one or more of the covenants, provisions, or terms of this Settlement Agreement shall be held invalid for any reason, then such covenants, provisions, or terms shall be deemed severable from the remaining covenants, provisions, or terms of this Settlement Agreement and shall in no way affect the validity or enforceability of the other covenants, provisions, and terms of this Settlement Agreement.  Each Party to this Settlement Agreement represents and warrants to the other Parties that such party does not believe that any covenant, provision, or term of this Settlement Agreement is invalid for any reason.

15.           INTERPRETATION.
This document was mutually negotiated and drafted by the Parties.  No provision of this Settlement Agreement shall be interpreted for, or against, a Party because such Party drafted or requested such provision.

16.           COUNTERPARTS.
This Settlement Agreement may be signed in counterparts, each of which shall be deemed an original for all purposes.  Facsimile signatures to this Settlement Agreement shall for all purposes be deemed originals and shall bind the parties delivering such signatures via fax.

17.           NO ADMISSION OF LIABILITY.
Each of the Parties hereto expressly agrees and acknowledges that this Settlement Agreement represents the settlement and compromise of disputed claims, and that by entering into this Settlement Agreement, no Party hereto admits or acknowledges the existence of any liability, obligation, or wrongdoing on its part.

18.           Authority. Each Party hereto, and each person executing this Settlement Agreement for or on behalf of such respective party, hereby represents and warrants that such person has full and proper authority to execute this Settlement Agreement on behalf of such party.

19.           Survival. Each of the covenants, agreement, representations. warranties and indemnifications contained in this Settlement Agreement shall survive the execution of this Settlement Agreement.

20.           Further Assurances. Each of the Parties to this Settlement Agreement shall execute and deliver any and all additional papers, documents or other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations under this Settlement Agreement and to carry out the intent and agreements of the Parties to this Settlement Agreement.

21.           Nondisparagement. Scholl agrees not to intentionally disclose, publish. or otherwise disseminate (or cause or permit to be disclosed, published or otherwise disseminated, whether themselves or through one or more third parties), either orally or in writing, to any third party, any information, thoughts, suppositions, opinions, or other statements or comments which may be derogatory, disparaging or defamatory to the other Parties in any manner whatsoever. The Parties agree that damages from the violation of this provision would be difficult to ascertain and therefore that, among other relief, injunctive relief is appropriate to enforce the terms hereof, in addition to whatever other remedies that the other Parties would be entitled to in the event of breach.

IN WITNESS WHEREOF, the undersigned have executed this Settlement Agreement as of the date first set forth above.

Dated:     6/15/11                                                                                   ZAP

/s/ Steve Schneider

Dated:     June 20, 2011                                                                        /s/ Peter Scholl
Peter Scholl

Dated:     6/15/11                                                                                   /s/ Steven Schneider
Steven Schneider